SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED), February 19, 2009 Commission File # 814-00685
AMERICAN CAPITAL PARTNERS LIMITED, INC.
(Exact name of small business issuer as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation or organization)
88-0440536
(IRS Employer Identification Number)
1555 Palm Beach Lakes Blvd., Suite 920, West Palm Beach, FL 33401
319 Clematis Street, Suite 527, West Palm Beach, FL 33401
(Address of principal executive offices)(Zip Code)
(561) 471-8992
(Registrant's telephone no., including area code))

Item 8.01 OTHER EVENTS.
On July 1, 2008, American Capital Partners, Inc. (the "Company") moved its Executive offices to 1555 Palm Beach Lakes Blvd.,
Suite 920, West Palm Beach, Florida 33401, and changed its phone number to 561-471-8992.On January 2009, the Company has retained a new Law firm, The Loev Law Firm, PC, located at 6300 West Loop South, Suite 280, Bellaire, Texas 77401. The Loev Firm, PC, has been engaged to review, amend and update the Company's 10-K and 10-Q filings for 2005, 2006, 2007 and 2008.

AMERICAN CAPITAL PARTNERS LIMITED, INC.
By:  /s/  C. Frank Speight
Date: February 19, 2009
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C. Frank Speight,
Principal Executive Officer